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                                                                 EXHIBIT 99.1




                       IMC HOME EQUITY LOAN TRUST 1998-1

                             Officer's Certificate




In connection with the above-referenced trust and pursuant to Section 8.16 of the related Pooling and Servicing Agreement ("Agreement"), IMC Mortgage Company (as "Servicer"), hereby confirms the following:

(i) a review of the activities of the Servicer during 1998 and of performance under the Agreement has been made under my supervision; and

(ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement for the calendar year 1998.


                                       IMC Mortgage Company


                                       By:   /s/ Thomas G. Middleton
                                            ----------------------------
                                            Thomas G. Middleton
                                            President & Chief Operating Officer


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